                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

                                       OF

                                 MAXIMUS, INC.

         The undersigned, pursuant to Section 13.1-711 of the Stock Corporation Act under Chapter 9 of Title 13.1 of the Code of Virginia, states as follows:

         FIRST:  The name of the Corporation is MAXIMUS, Inc.

         SECOND: The Corporation is authorized to issue 30,000,000 shares of Common Stock.

         The preemptive rights granted by Section 13.1-651 of the Virginia Stock Corporation Act, or any other provision of law, are expressly denied to any Shareholder of this Corporation.

         Subject to the provisions of any applicable law or of the by-laws of the Corporation, as from time to time amended, the holders of outstanding shares of Common Stock shall have exclusive voting rights for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

         The holders of Common Stock shall be entitled to receive such dividends from time to time as may be declared by the Board of Directors out of any funds of the Corporation legally available for the payment of such dividends.

         In the event of the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled to share ratably according to the number of shares of Common stock held by them in all assets of the Corporation available for distribution to its Shareholders.

         Subject to the provisions of these Articles of Incorporation and except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

         THIRD: The rights granted by Section 13.1-728 of the Virginia Stock Corporation Act, or any other provision of law pertaining to Control Share Acquisitions shall not apply to the Corporation.

         FOURTH: The Affiliated Transactions Article, also known as Section 13.1-725 et seq. of the Virginia Stock Corporation Act shall not apply to the Corporation.

         FIFTH: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Virginia Stock Corporation Act.

         SIX:    The address of the registered office of the Company in the
Commonwealth of Virginia is 1356 Beverly Road, McLean, Virginia in the County of Fairfax. The name of its registered agent at such address is David V. Mastran. Mr. Mastran is a director and resident of the Commonwealth of Virginia.

         SEVENTH:   The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation:

         1. Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to the rights of creditors and the rights expressly provided for particular classes or series of stock, for the distribution among the Shareholders of the Corporation of the assets of the Corporation as provided herein, wholly or in part or in kind, whether such assets be in cash or other property, and may authorize the Board of Directors of the Corporation to determine the valuation of the different assets of the Corporation for the purpose of such liquidation and may divide or authorize the Board of Directors to divide such assets or any part thereof among the Shareholders of the Corporation, in such manner that every Shareholder will receive a proportionate amount in value (determined as provided herein) of cash or property of the Corporation upon such liquidation or dissolution even though each Shareholder may not receive a strictly proportionate part of each such asset.

         2. If at any time the Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for so long as such class is registered, the directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year. The initial Class I directors elected by the Shareholders of the Corporation shall hold office for a term expiring at the first annual meeting of Shareholders after such registration of the Company's Stock; the initial Class II directors elected by the Shareholders of the Corporation shall hold office for a term expiring at the second annual meeting of Shareholders after such registration of the Company's Stock; and the initial Class III directors elected by the Shareholders of the Corporation shall hold office for a term expiring at the third annual meeting of Shareholders after such registration of the Company's Stock. At each such annual meeting of Shareholders and at each annual meeting thereafter, successors to the class of directors whose term expires at that meeting shall be elected for a term expiring at the third annual meeting following their election and until their successors shall be elected and qualified, subject to prior death, resignation, retirement or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no event will a decrease in the number of directors shorten the term of any incumbent director. This Section 2 of Article SEVENTH may not be amended, revised or revoked, in whole or in part, except by the affirmative vote of the holders of 80% of the voting power of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article SEVENTH as one class of stock.

         3. Each director chosen to fill a vacancy in the Board of Directors shall be elected to complete the term of office of the director who is being succeeded. In the case of any election of a new director to fill a directorship created by an enlargement of the Board, the Board shall in such election assign the class of directors to which such additional director is being elected, and each director so elected shall hold office for the same term as the other members of the class to which the director is assigned.

         4. At any special meeting of the Shareholders called at least in part for the purpose, any director or directors may, by the affirmative vote of the holders of at least a majority of the stock entitled to vote for the election of directors, be removed from office for cause. Upon the registration of the Company's Stock under the Exchange Act, and as long as so registered, the provisions of this subsection shall be the exclusive method for the removal of directors. This Section 4 of Article SEVENTH may not be amended, revised or revoked, in whole or in part, except by the affirmative vote of the holders of 80% of the voting power of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article SEVENTH as one class of stock.

         5. The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the Virginia Stock Corporation Act now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's by-laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         6. A director of the Corporation shall not be personally liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Section 13.1-692.1(B) of the Virginia Stock Corporation Act or any other provisions of applicable law. If the Virginia Stock Corporation Act is amended after approval by the Shareholders of this Article SEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Virginia Stock Corporation Act as so amended from time to time.

         Any repeal or modification of this Article SEVENTH shall not increase the personal liability of any director of this Corporation for any act or occurrence taking place before such repeal or modification, nor otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         8. Meetings of Shareholders may be held anywhere within or without the Commonwealth of Virginia. The books of the Corporation may be kept outside the Commonwealth of Virginia at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

         EIGHTH: If at any time the Corporation shall have a class of stock registered pursuant to the provisions of the Exchange Act, for so long as such class is registered, no action required to be taken or that may be taken at any annual or special meeting of Shareholders of the Corporation may be taken by written consent without a meeting, and the power of Shareholders to consent in writing, without a meeting, to the taking of any action shall be specifically denied.

         This Article EIGHTH may not be amended, revised or revoked, in whole or in part, except by the affirmative vote of the holders of 80% of the voting power of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article EIGHTH as one class of stock.

         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon Shareholders are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned certifies that these Amended and Restated Articles of Incorporation were adopted by the unanimous written consent of the Board of Directors dated January 31, 1997 and submitted for approval by the Shareholders of the Corporation in accordance with Chapter 9 of the Code of the Commonwealth of Virginia (the "Meeting"). By unanimous written consent dated February 3, 1997, the Shareholders of the Corporation approved these Amended and Restated Articles of Incorporation. No shares of any other class of stock were outstanding and entitled to vote.

         AND, FURTHER, the undersigned has duly executed these Amended and Restated Articles of Incorporation in the name and on behalf of MAXIMUS, Inc. on the 16th day of June, 1997 and the statements contained herein are affirmed as true under penalties of perjury.


                                       /s/ F. Arthur Nerret
                                       -----------------------------
                                       F. Arthur Nerret
                                       Vice President, Finance, and
                                         Assistant Secretary